Exhibit 99.1

NEWS RELEASE

Contacts:

Paolo Amoruso, Vice President of Commercial and Legal Affairs.

David Wesson, Vice President and Chief Financial Officer.

(713) 353-9445

Hyperdynamics Announces Preliminary Results of January 27, 2016 Stockholder Meeting.

HOUSTON, January 27, 2016 — Hyperdynamics Corporation (OTCQX: HDYN) held its Annual Meeting of Stockholders at the Hotel Sorella, City Centre, 800 Sorella Court, Houston TX 77024, today beginning at 9 a.m Central Time.  The Company expects to file detailed results of the proposals subject to a vote before stockholders of record following certification by the independent inspector of elections, IVS Associates, Inc.  Preliminary tabulations indicate that all of the Company’s proposals listed in the Company’s Proxy statement passed, including the election of all of the Company’s nominees for Director.

About Hyperdynamics

Hyperdynamics is an emerging independent oil and gas exploration and production company that is exploring for oil and gas offshore the Republic of Guinea in West Africa. To find out more, visit our website at http://www.hyperdynamics.com.

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